Exhibit 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of Dominion Energy Midstream GP, LLC, the general partner of Dominion Energy Midstream Partners, LP (“Dominion Energy Midstream”), certify that:

1.

the Quarterly Report on Form 10-Q for the quarter ended June 30, 2018 (the “Report”), of Dominion Energy Midstream to which this certification is an exhibit fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)).

2.

the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Dominion Energy Midstream as of June 30, 2018, and for the period then ended.

/s/ Thomas F. Farrell, II
Thomas F. Farrell, II President and Chief Executive Officer Of Dominion Energy Midstream GP, LLC (the general partner of Dominion Energy Midstream Partners, LP) August 2, 2018

/s/ Mark F. McGettrick
Mark F. McGettrick Executive Vice President and Chief Financial Officer Of Dominion Energy Midstream GP, LLC (the general partner of Dominion Energy Midstream Partners, LP) August 2, 2018